UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

__________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 4, 2004

__________________________

PC MALL, INC.

(Exact Name of Registrant as Specified in its Charter)

__________________________

Delaware	000-25709	95-4518700
(State or other jurisdiction of incorporation or organization)	(Commission file Number)	(I.R.S. Employer Identification Number)

2555 West 190th Street, Suite 201

Torrance, California 90504

(Address of Principal Executive Offices) (Zip Code)

(310) 354-5600

(Registrant's telephone number,

including area code)

(Former Name or Former Address, if Changed Since Last Report)

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

On November 4, 2004, we issued an earnings release announcing our financial results for the quarter ended September 30, 2004. A copy of the earnings release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this Current Report on Form 8-K, including the exhibits attached hereto, is furnished pursuant to Item 2.02 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01     Financial Statements and Exhibits

(c)    Exhibits

99.1 Press Release dated November 4, 2004 (furnished pursuant to Item 2.02 of Form 8-K)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2004		PC MALL, INC.

	By:	/s/Ted Sanders Ted Sanders Chief Financial Officer

Index to Exhibits

Exhibit	Description
99.1	Press Release dated November 4, 2004 (furnished pursuant to Item 2.02 of Form 8-K)

EXHIBIT 99.1

Contact:

Frank Khulusi, Chairman, President and CEO

Ted Sanders, CFO

PC Mall, Inc.

(310) 354-5600

or

Budd Zuckerman, (303) 415-0200

Genesis Select.

PC Mall Reports record Third quarter Sales up 22 Percent from Q3 2003

eCOST.com Reports record sales - 70 percent growth over Q3 2003

Highlights:

  Record third quarter sales of $283.3 million, which represents 22 percent organic growth from Q3 2003
  Diluted earnings per share for the quarter were $0.02 (which includes eCOST.com IPO related charges, non-cash stock-based compensation charges and Sarbanes Oxley implementation expenses) compared with Q3 2003 EPS of $0.06. Excluding these charges and expenses, non-GAAP pro forma diluted earnings per share for the quarter was $0.09.
  eCOST.com sales were up 70 percent over Q3 2003, its seventh consecutive quarter of sequential growth.
  Corporate sales for the quarter increased 26 percent from Q3 2003.
  PC Mall Gov sales for the quarter increased 40 percent from Q3 2003.
  Corporate and public sector account manager sales force increased 25 percent from Q3 2003 and one percent from Q2 2004.

Torrance, California --November 4, 2004 -- PC Mall, Inc. (NASDAQ:MALL - news) today reported record quarterly sales of $283.3 million, up 22 percent from Q3 2003 sales of $232.0 million. Diluted earnings per share for Q3 2004 were $0.02 compared with $0.06 per share for Q3 2003. Non-GAAP pro forma earnings per share for the quarter were $0.09 which excludes eCOST.com IPO related charges, non-cash stock-based compensation charges and consulting fees associated with Sarbanes Oxley compliance implementation.  eCOST.com's sales for Q3 2004 grew 70 percent from Q3 2003, its seventh consecutive quarter of sequential growth. Consolidated earnings for Q3 2004 were also impacted by continued investments in the OnSale.com initiative at a cost of $0.3 million; however, the Canadian Call Center initiative experienced its first profitable quarter.

Frank Khulusi, Chairman, President and CEO of PC Mall, Inc. said, "We continued to execute our market-share acquisition strategy and maintained the highest organic growth rate of the public companies which we consider in our peer group of direct marketers of technology solutions.  Our newly public eCOST.com subsidiary had record quarterly sales while continuing an efficient customer acquisition strategy. We are also pleased by the strong sales growth experienced in our Core Business in the areas of strategic emphasis, Corporate and Public Sector."

Consolidated sales for Q3 2004 rose 22 percent from the same quarter last year. eCOST.com's sales for the quarter grew 70 percent over the prior year third quarter. PC Mall Gov sales grew 40 percent and Corporate sales grew 26 percent.  Growth in these areas of strategic focus was partially offset by a year-over-year decline in Q3 Core Business catalog sales of 12 percent.

Consolidated gross profit for Q3 2004 rose eight percent, or $2.7 million, from Q3 2003.   The increase in gross profit resulted from an increase in sales. Gross profit margins as a percentage of sales declined to 12.3 percent from 13.9 percent in Q3 2003 and from 12.7 percent in Q2 2004. The decline in Q3 2004 gross profit margin from Q3 2003 is primarily the result of a higher percentage of sales from eCOST.com, decreased vendor consideration received by the Company as a percentage of net sales, as well as aggressive pricing used to accelerate customer acquisition. The decline in gross profit as a percentage of sales from Q2 2004 reflects the seasonal impact of a surge in government sales which had in the third quarter a lower gross profit as a percentage of sales.  The Company's gross profit percentage will vary from quarter to quarter depending on the continuation of key vendor support programs as well as product mix, pricing strategies and other factors.

Consolidated selling, general and administrative expenses ("SG&A") as a percentage of sales for Q3 2004 was 10.3 percent, a slight decline from 10.4 percent of sales for Q3 2003 despite a combined $1.8 million, or $0.08 per share after tax, of eCOST.com IPO related charges, non-cash stock-based compensation charges, and Sarbanes Oxley consulting charges. Absent these charges, SG&A expenses for Q3 2004 as a percentage of sales would have been approximately 9.7 percent, an improvement of 62 basis points over Q3 2003. The Company believes the decrease in SG&A spending as a percentage of sales, despite the aggressive hiring of corporate account managers demonstrates leverage in the Company's business model.

Advertising expenses decreased by $1.5 million to $5.2 million in Q3 2004 from $6.8 million in Q3 2003 primarily due to a $1.8 million decrease in advertising supporting the Company's core business catalog business, offset by increases in marketing expenses for eCOST.com.

Corporate and public sector account manager headcount included in SG&A at the end of Q3 2004 amounted to 686 employees, up 139 managers from Q3 2003 and 10 account managers from Q2 2004.  The rate of growth in the corporate and public sector account manager headcount may decrease in the future as the Company strives to balance sales growth objectives and profitability. Average tenure for a corporate and public sector account manager at the end of Q3 2004 was 21 months with 15 percent of the corporate and public sector workforce in training, 60 percent with less than one year experience and 73 percent with less than two years experience.  Total account managers including those focusing on corporate, public sector and consumer customers numbered 821 at the end of Q3 2004, up 123 managers from Q3 2003 but down 10 managers from Q2 2004 due to a decrease in account managers supporting the inbound catalog business (this number also fluctuates based on seasonality).

eCOST.com's Q3 2004 sales were the highest sales in its history, increasing 70 percent over the same period last year.  Further, eCOST.com's Q3 2004 sales continued a string of seven consecutive quarters of sequential growth. Twelve month active customers at the end of Q3 2004 rose by 84 percent over Q3 2003, and new customers acquired during the quarter increased 93 percent over the same period last year. eCOST.com's results for Q3 2004 was a loss of $0.9 million after tax which includes $0.9 million of IPO related charges and non-cash stock-based compensation charges. Non-GAAP pro forma earnings for the quarter for eCOST.com, which excludes these charges, was a profit of $18 thousand.

eCOST.com continued to lower its cost to acquire new customers. Gross profit per order continued to exceed new customer acquisition cost calculated as total advertising expenses (including advertising expense for existing customers) over new customers. eCOST.com also continued its focus on expanding the depth of its product selection and suppliers in its recently introduced product categories. For example, the Home and Housewares category now offers limited bedding, bath and apparel products. eCOST.com also developed two new stores, Travel and Licensed Sports Apparel and Memorabilia.

Adam Shaffer, CEO of eCOST.com, stated, "We are pleased with our record sales for the quarter and continued strong growth in our customer base. We also expanded our assortment of products and further enhanced our customers' online shopping experience." Shaffer continued, "I am proud that our eCOST.com team achieved 70 percent growth while maintaining our affordable customer acquisition model. We plan to continue to focus on developing new categories to deliver world-class service and exceptional value to our customers."

From a balance sheet perspective, cash and cash equivalents at the end of the quarter were $26.6 million, an increase of $18.8 million resulting primarily from the proceeds of the eCOST.com IPO.  Accounts receivable at September 30, 2004 rose by $13.7 million from December 31, 2003, reflecting increased sales on account to corporate and government customers during the period.  Inventories declined $20.0 million from December 31, 2003.  Accounts payable declined $26.4 million from December 31, 2003, due primarily to the decline in inventory.  Borrowings under PC Mall's line of credit increased to $40.4 million at the end of the quarter from $26.2 million as of December 31, 2003.  However, working capital rose $23.4 million to $51.6 million at September 30, 2004 from $28.2 million at December 31, 2003.

Non-GAAP Pro Forma Measures

As described below, the pro forma results contained herein, which are a supplement to financial results based on generally accepted accounting principles, exclude eCOST.com IPO related charges, non-cash stock-based compensation charges and Sarbanes Oxley consulting charges.  The Company believes that the presentation of results excluding these items provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results across reporting periods. The Company has included below a full income statement reconciliation of these non-GAAP pro forma measures to provide a more complete view of their effect on results of operations.

 *          *          *

Conference Call

Management will be holding a conference call on Thursday, November 4, 2004 at 5:00 p.m. Eastern time to discuss third quarter results.  To participate, please dial (800) 901-5231 and input pass code 18113820 no later than 4:50 p.m. EST.

To listen to PC Mall's management discussion of the third quarter results live, access the PC Mall website, www.pcmall.com www.pcmall.com, and click on the Investor Relations section.

A conference call replay will be available immediately following the call until November 25, 2004 and can be accessed by calling:  (888) 286-8010 and inputting pass code 77246295.

About PC Mall

PC Mall, Inc. together with its subsidiaries (the Company), is a rapid response supplier of technology solutions for business, government and educational institutions as well as consumers.  More than 100,000 different products from companies such as Apple, HP, IBM,  and Microsoft are marketed to business customers using relationship based selling, direct marketing, catalogs and the Internet (http://www.pcmall.com, http://www.macmall.com, http://www.pcmallgov.com).  Customer orders are rapidly filled by the Company's distribution center strategically located near FedEx's main hub or by PC Mall's extensive network of distributors, one of the largest networks in the industry.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements include the statements regarding the Company's expectations, hopes or intentions regarding the future, including but not limited to statements regarding cash position, expense reductions, leverage, sales growth, market share and customer acquisition, gross profit, Corporate and Public sector sales initiatives, the effect of the Company's reinvestment in its sales force, recent acquisitions, the prospects for the Company's OnSale.com and eCOST.com subsidiaries; growth of the professional and engineering services business, enterprise market, seasonality, and operating results for the third quarter and 2004 fiscal year.  Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement.  Among the factors that could cause actual results to differ materially are the following:  difficulties related to integration of newly-acquired businesses (or any future acquisitions); uncertainties relating to the relationship of increases in account managers and productivity; decreases in revenue related to Corporate and Public Sector sales; increased competition and pricing pressures; availability of third party suppliers at reasonable prices; increased expenses, increased costs from online initiatives; risks due to shifts in market demand or price erosion of owned inventory, inability to convert back orders to completed sales, and the exchange rate between the U.S. and the  Canadian dollar.  Additional factors that could cause actual results to differ are discussed under the heading "Certain Factors Affecting Future Results" and in other sections of the Company's Form 10-K for the 2003 fiscal year, on file with the Securities and Exchange Commission, and in its other periodic reports filed from time to time with the Commission.  Additional risk factors relating to eCOST.com's business are discussed in eCOST.com's registration statement on Form S-1 (No. 333-115199), filed with the Securities and Exchange Commission, and in its other periodic reports filed from time to time with the Commission.  All forward-looking statements in this document are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

###

-Financial Tables Follow-

PC MALL, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited, in thousands, except per share data)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2004	2003	2004	2003
Net sales	$283,288	$231,996	831,903	685,654
Cost of goods sold	248,342	199,770	726,981	593,861
Gross profit	34,946	32,226	104,922	91,793
Selling, general and administrative expenses:
Selling, general and administrative expenses	27,381	23,832	81,135	70,952
Non-cash stock-based compensation expense	1,287	181	1,471	181
eCOST.com IPO related expenses	159	-	653	-
Sarbanes-Oxley implementation	337	-	477	-
Total selling, general and administrative expenses	29,164	24,013	83,736	71,133
Advertising expense	5,242	6,785	18,363	16,751
Income from operations	540	1,428	2,823	3,909
Interest expense, net	447	313	1,359	831
Income before income taxes	93	1,115	1,464	3,078
Income tax provision	55	412	583	1,140
Income before minority interest	38	-	881	-
Minority interest	172	-	172	-
Net income	$210	$703	1,053	1,938

Earnings per share:
Basic	$0.02	$0.07	0.10	0.18
Diluted	$0.02	$0.06	0.09	0.17
Shares used in computing per share (in thousands):
Basic	11,181	10,640	11,033	10,591
Diluted	12,183	11,700	12,148	11,401

PC MALL, INC.

IMPACT OF NON-GAAP PRO FORMA ADJUSTMENTS ON NET INCOME

 (unaudited, in thousands except per share data)

	For the three months ended September 30, 2004				For the nine months ended September 30, 2004
	2004 As Reported	Non-GAAP Pro Forma Adjustments		Non-GAAP Pro-Forma	2004 As Reported	Non-GAAP Pro Forma Adjustments		Non-GAAP Pro-Forma
						-
Net sales	$283,288	$-		$283,288	$831,903	$-		$831,903
Cost of goods sold	248,342	-		248,342	726,981	-		726,981
Gross profit	34,946			34,946	104,922			104,922
Selling, general and administrative expenses:
Selling, general and administrative expenses	27,381	-		27,381	81,135	-		81,135
Non-cash stock compensation	1,287	(1,287)	(a)	-	1,471	(1,471)	(d)	-
eCOST.com IPO related expenses	159	(159)	(b)	-	653	(653)	(b)	-
Sarbanes-Oxley implementation	337	(337)	(c)	-	477	(477)	(c)	-
Total selling, general and administrative expenses	29,164	(1,783)		27,381	83,736	(2,601)		81,135
Advertising expense	5,242	-		5,242	18,363	-		18,363
Income from operations	540	1783		2,323	2,823	2,601		5,424
Interest expense, net	447	-		447	1,359	-		1,359
Income before income taxes	93	1783		1,876	1,464	2,601		4,065
Income tax provision	55	666		721	583	972		1,555
Income before minority interest	38	1,117		1,155	881	1,629		2,510
Minority interest	172	(174)		(2)	172	(186)		(14)
Net income	$210	$943		$1,153	$1,053	$1,443		$2,496
Earnings (loss) per share
Basic	$0.02	$0.08		$0.10	$0.10	$0.13		$0.23
Diluted	$0.02	$0.08		$0.09	$0.09	$0.12		$0.21

Shares used in computing per share (in thousands)
Basic	11,181	11,181		11,181	11,033	11,033		11,033
Diluted	12,183	12,183		12,183	12,148	12,148		12,148

(a) Non-cash stock-based compensation expense for eCOST.com options recognized as a result of the initial public offering of eCOST.com.
(b) External costs associated with the initial public offering of eCOST.com.
(c) Consulting fees associated with initial documentation of the internal controls assessment pursuant to rule 404.

(d)    Non-cash stock-based compensation expense for eCOST.com options recognized as a result of the initial public offering, as well as non-cash stock-based compensation expenses associated with the issuance of a warrant to a public relations firm.

PC MALL, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(in thousands, except share data)

	September 30, 2004 (unaudited)	December 31, 2003
Assets
Current assets:
Cash and cash equivalents	$26,618	$7,819
Accounts receivable, net of allowance for doubtful accounts	85,089	71,401
Inventories	60,581	80,542
Prepaid expenses and other current assets	5,914	3,909
Deferred income taxes	3,578	3,578
Total current assets	181,780	167,249

Property and equipment, net	10,031	10,438
Goodwill, net	1,355	861
Deferred income taxes	10,567	9,269
Other assets	1,146	1,353
Total assets	$204,879	$189,170
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$57,427	$83,856
Accrued expenses and other current liabilities	17,477	16,621
Deferred revenue	14,437	11,348
Line of credit	40,375	26,202
Notes Payable - current portion	500	1,000
Total current liabilities	130,216	139,027
Notes payable	2,875	250
Total liabilities	133,091	139,277

Minority interest	4,356	-

Stockholders' equity:		-
Preferred stock, $.001 par value, 5,000,000 shares authorized; none issued and outstanding	-	-
Common stock, $.001 par value; 30,000,000 shares authorized 11,510,426 and 11,165,399 shares issued and 11,216,226 and 10,871,199 outstanding, respectively	12	11
Additional paid-in capital	95,977	78,032
Deferred stock-based compensation	(1,458)	-
Treasury stock, at cost: 294,200	(1,015)	(1,015)
Translation adjustment	4	1
Retained earnings (accumulated deficit)	(26,088)	(27,136)
Total stockholders' equity	67,432	49,893
	$204,879	$189,170